UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 12, 2012

CHARTER CORPORATE SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	333-155432	26-3302685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 E. Chevy Chase Drive, Glendale, CA	91206
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 818 434 5244

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 5.02 OTHER EVENTS

On July 15, 2010, this registrant filed a Form 8-K reporting on the election of new officers and directors and the resignation of the existing officers and directors. The existing officers and directors were advised that Yum Lin and Masayuki Tsuda lived in Japan and Max Lee lived in California. The location and address for George Kane were not disclosed. Shortly after the appointment of the new officer and directors, the old group was advised that Max Lee had declined to serve as a director and that Masayuki Tsuda had resigned. The old group was advised that Mr. Yum Lin, the acting President, had moved to China. He gave no forwarding address and has not been heard from since September of 2010.

Since July, 2010, the former Secretary of the registrant, Patrick Brooks, kept the corporate records of the registrant awaiting instructions from the new officers and directors. No further communication from any of them was received apart from the email resignation of Masayuki Tsuda. After a reasonable amount of time, the former Secretary attempted to contact them by email and regular mail service at the addresses they had provided. No response was received to these letters and emails. The registrant has had no further contact information about the persons who were appointed as officer and directors in July, 2010.

The former Secretary considers his prior resignation conditional on the representation of the new officers and directors securing capital to implement the Company’s business plan. Now it appears that they have abandoned these plans, will not be providing any capital to the registrant and have no interest in taking any further action. As there are shareholders whose rights are being adversely affected by the inaction of this group, the former Secretary called a special meeting of shareholders to deal with this situation.

The special meeting of the shareholders was held on July 10, 2012 at Los Angeles, California. The shareholders were advised of the situation. In light of events, the shareholders revoked the appointment of the officers and directors made in July, 2010. The shareholders elected Patrick C. Brooks as sole director. Following the election of Mr. Brooks as sole director, he was elected as President and Secretary of the registrant. In his capacity as President, Mr. Brooks has filed this current report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER CORPORATE SERVICES, INC.

       (Registrant)

By: /s/ Patrick C. Brooks

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Patrick C. Brooks

Director, President, and Chief Executive Officer

Dated: July 12, 2012